LOAN AGREEMENT

THIS LOAN AGREEMENT (this "**Agreement**") dated as of the 29th day of December, 2017, by and between **REVEN HOUSING ALABAMA, LLC**, a Delaware limited liability company ("**Borrower**"), and **SOUTHPOINT BANK**, an Alabama banking corporation ("**Lender**").

RECITALS:

WHEREAS, Borrower has applied to Lender for a loan in the amount of up to Three Million Seven Hundred Ninety-Three Thousand Nine Hundred Twenty and 00/Dollars ($3,793,920.00) (the "**Loan**") to be used by Borrower to finance and/or acquire 85 residential rental properties located in Jefferson County, Alabama, which are each more particularly described on **Exhibit A** attached hereto (the "**Property**"); and (b) pay other costs and expenses in connection with the Property and any improvements located on the Property. The Property and improvements located on the Property are herein referred to as the "**Project.**"; and

WHEREAS, Lender has agreed to make the Loan upon and subject to the terms, covenants and conditions set forth herein.

NOW, THEREFORE, in consideration of premises, the mutual promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.
The Loan and Collateral

Section 1.1 **Agreement to Make Loan**. Subject to the terms, conditions and other provisions hereof, Lender shall make and Borrower shall accept the Loan in the maximum principal sum of Three Million Seven Hundred Ninety-Three Thousand Nine Hundred Twenty and 00/Dollars ($3,793,920.00) to be advanced as hereinafter provided.

Section 1.2 **Note**. The Loan shall be evidenced by that certain promissory note in the amount of the Loan, made by Borrower and payable to the order of Lender (the "**Note**").

Section 1.3 **Collateral**. The Note shall be secured by, among other things, (a) a Mortgage and Security Agreement (the "**Mortgage**") granting Lender a first priority mortgage and security interest in and on the Property subject to the Permitted Encumbrances listed in Exhibit "B" attached to this Agreement being all of those liens and encumbrances listed in Schedule B of the title policy insuring the lien of the Mortgage (the "Permitted Encumbrances"); (b) an Assignment of Rents dated as of the date hereof (the "**Assignment of Rents**") covering all rents and leases relating to or affecting the Property; (c) UCC-1 financing statements ("**UCC-1s**") perfecting the lien of the Mortgage and Assignment of Rents, respectively. This Agreement, the Mortgage, the Assignment of Rents, the UCC-1s, the Guaranty (as hereinafter defined), and all other documents evidencing, securing, guaranteeing, or executed or delivered in connection with the Loan, collectively are referred to herein as the "**Loan Documents.**" All of Borrower's right, title and interest to the property described in the Loan Documents as collateral for the Loan is collectively referred to herein as the "**Collateral.**" Lender shall not be obligated to make any advances hereunder unless the Mortgage and the Assignment of Rents (i) create and are valid and enforceable first liens on the real property, fixtures, improvements and rents described therein subject to the Permitted Encumbrances

and Permitted Liens, and (ii) create and are valid and enforceable first liens on the personal property described therein, subject to the Permitted Liens except for taxes and assessments not yet due and payable and other matters approved in writing by Lender.

Section 1.4 **Origination Fee**. Borrower shall pay to Lender an origination fee equal to Eighteen Thousand Nine Hundred Sixty-Nine and 60/100 Dollars ($18,969.60) in connection with the Loan, which fee shall be fully earned and payable in full as of the execution of this Agreement.

Section 1.5 **Fees and Expenses Paid by Borrower**. Borrower shall pay all reasonable fees and expenses of Lender incurred in making the Loan or collecting or attempting to collect or otherwise enforce Lender's rights hereunder or under any other Loan Document, including without limitation, mortgagee's title insurance in the amount of the Loan, survey costs, insurance premiums, recording fees and taxes upon the Mortgage and other Loan Documents, and fees of Lender's counsel.

Section 1.6 **Additional Fees and Expenses**. If Lender pays or advances any money for fees, surveys, attorneys' fees, recording or other taxes, examination of title, mortgagee's title insurance policies, preparation of loan documents and any expenses incurred in the procuring and making of the Loan, or in the payment of any insurance premiums, encumbrance, tax, assessment or other charge or lien upon any of the Collateral, Lender may reimburse itself out of any subsequent advances to be made in accordance herewith, and such reimbursement shall be deemed an advance under this Agreement covered by the Note and secured by the Loan Documents.

Section 1.7 **Use of Proceeds**. The proceeds of the Loan shall be used to acquire and refinance 85 residential rental properties.

Section 1.8 **Guaranty**. The Loan shall be guaranteed by Reven Housing REIT, Inc. (the "**Guarantor**") pursuant to a Guaranty of Payment of Performance (the "**Guaranty**").

ARTICLE II.
Conditions to Advance of the Loan

Section 2.1 **Conditions Precedent to Advance**. Lender shall not be obligated to, but at Lender's sole option may, make the advance of the proceeds of the Loan until each of the following conditions have been fully satisfied. Lender's funding of each advance of the Loan to Borrower shall be deemed to constitute satisfaction or waiver of each of the following conditions as they relate to the funding of that advance:

(a) Intentionally deleted;

(b) Lender shall have received an acceptable title insurance commitment from a title insurance company qualified to do business in the state in which the Property is situated, in the amount of the Loan and covering the Property, committing to insure the validity of the first mortgage lien, with any exceptions contained in such policies or reports to be subject to approval of Lender and its counsel, which shall not contain exceptions for mechanic's and materialmen's liens or rights of parties in possession and shall, if requested by Lender, provide affirmative coverage for access;

(c) Lender shall have received the properly executed Note, together with the other Loan Documents;

(d) If the Property or any part thereof is located in a designated flood zone, a flood insurance policy shall have been obtained on the Property naming Lender in the mortgagee clause;

(e) To Borrower's knowledge, Borrower shall be in compliance with all of the terms and provisions set forth herein and no Event of Default specified herein, nor any event or condition which upon notice or lapse of time, or both, would constitute such an Event of Default, shall have occurred and be continuing;

(f) Lender shall have received and approved financial information as provided in this Agreement, in form and substance satisfactory to Lender concerning Borrower and Guarantor; and

(g) Lender shall have received such further documents and opinions as Lender reasonably may request.

ARTICLE III.
Representations and Warranties

In order to induce Lender to enter into this Agreement and to make the Loan for which provision is made herein, Borrower represents and warrants to Lender that:

Section 3.1 **Borrower's Organization and Authority**. Borrower is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware. Borrower has all requisite power and authority, and has taken or caused to be taken all necessary action (including, without limitation, all necessary member, shareholder, manager and/or director action) required to execute, deliver, enter into and perform in accordance with this Agreement, the Note, the Mortgage and the other Loan Documents. Upon execution and delivery hereof and thereof, this Agreement, the Note, the Mortgage and the other Loan Documents will constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms (subject to bankruptcy, insolvency, moratorium, reorganization and other laws and equitable principles of general application affecting the rights and remedies of creditors generally) and the Note will be entitled to the benefits of this Agreement and the other Loan Documents.

Section 3.2 **Financial Information; Title to Properties**. Borrower has heretofore furnished or caused to be furnished to Lender accurate financial statements and other financial information regarding Borrower and the Project. Borrower has good title to all the properties and assets reflected on the financial statements furnished to Lender, except for such properties and assets as have been disposed of since the date thereof as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all of such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances (other than those in favor of Lender), except as disclosed in said UCC searches or as otherwise set forth in **Exhibit B** hereto.

Section 3.3 **Adverse Change**. There has been no material adverse change in the business, properties, or condition (financial or otherwise) of Borrower or any of the Collateral since the date of the last financial statements of Borrower furnished to Lender.

Section 3.4 **Litigation**. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of Borrower, threatened or in prospect against or affecting Borrower or any properties or rights of Borrower which, if adversely determined, would materially and adversely affect the business, properties or financial condition of Borrower or any of the Collateral. Borrower is not currently affected by any strike or other labor disturbance, nor is Borrower in material default in any respect under any judgment, order, injunction, rule, ruling or regulation of any court or governmental commission, agency or instrumentality.

Section 3.5 **Payment of Taxes**. Borrower has filed or caused to be filed all federal, state and local tax returns, which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by Borrower, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof. Borrower has no reason to believe that any additional taxes are due for prior calendar tax years that have not been audited by the respective tax authorities beyond the amounts provided in the financial statements heretofore furnished to Lender.

Section 3.6 **No Violations**. Neither the execution nor the delivery of this Agreement, the Note, the Mortgage, the Assignment of Rents, the Guaranty or any of the other Loan Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance with the terms and provisions hereof and thereof, will conflict with, violate or result in a breach of or default under, or result in the creation or imposition of a lien, charge or encumbrance of any nature whatsoever on any of the assets of Borrower or Guarantor pursuant to the terms of any provisions of Borrower's certificate of formation or operating agreement or of any contract or agreement, partnership agreement, trust indenture or other corporate, partnership or trust restriction, any law, ordinance, rule, order, certificate, license, regulation or decree of the United States or any state, territory or political subdivision thereof, or any court, agency or other tribunal under which Borrower or any of Borrower's assets are subject. Neither Borrower nor Guarantor is in default with respect to the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the foregoing which are material to its or his financial condition.

Section 3.7 **Title to Collateral**. Except for the liens and other encumbrances contemplated in the Mortgage, the Assignment of Rents, the other Loan Documents, and any mortgages or security interests previously conveyed to Lender, and except as may be described on **Exhibit B** hereto, Borrower is the owner of the Collateral, free from any mortgage, lien, security interest or encumbrance (except for any such liens and encumbrances to be satisfied at closing of the Loan), and Borrower shall defend the same against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Lender.

Section 3.8 **Location of Records**. Upon request by Lender, Borrower shall give to Lender written notice of each office of Borrower at which records of Borrower pertaining to the Collateral are kept. Except as such notice is given, all records of Borrower pertaining to the Collateral are and shall be kept at the address set forth in Article VI of this Agreement.

Section 3.9 **Compliance with Laws**. Borrower and the Property are in compliance with all laws, governmental standards and regulations applicable to Borrower and the Property relating to occupational health and safety, hazardous wastes and substances and environmental matters, except as disclosed in any Phase I environmental report provided to Lender during its underwriting process determining whether or not to make the Loan.

Section 3.10 **Permits, Government and Other Approvals**. Borrower possesses such licenses and permits as are required for the conduct of its business and the ownership and operation of the Property. No approval, consent or authorization of any governmental authority which has not heretofore been obtained is necessary for the execution or delivery by Borrower of this Agreement, the Note or the other Loan Documents or for the performance by Borrower of any of the terms or conditions hereof or thereof.

ARTICLE IV.
Affirmative Covenants

Section 4.1 **Insurance**. Borrower shall furnish to Lender, with premiums prepaid, or Lender may secure at the expense of Borrower, with such companies and in such amounts satisfactory to Lender, insurance policies insuring the Property, and all other improvements and property securing the Loan against loss or damage by fire and other hazards as may be required by Lender in the Mortgage and made a part hereof. Such insurance policies shall be maintained for as long as any liabilities remain outstanding with respect to the Loan or the Loan Documents.

Section 4.2 **Inspections**. Borrower shall permit Lender and any of its authorized representatives, and shall cause such persons and entities to be permitted to, visit, examine, inspect and make extracts from books and records of Borrower upon 48 hours prior written notice and will discuss with Lender or its representatives the affairs, finances and accounts of Borrower;

Section 4.3 **Financial Information**. During the term of the Loan, Lender shall be provided with such financial information regarding the Project, Borrower and the Guarantor as Lender may reasonably request, including, without limitation (i) annual financial statements of Borrower in form reasonably satisfactory to Lender, which financial statements shall be delivered to Lender within ninety (90) days after each fiscal year end of Borrower's tax year; (ii) if available, copies of Borrower's federal tax return which shall be delivered to Lender on an annual basis within thirty (30) days of Borrower filing such tax return; (iii) financial statements of the Guarantor certified as true and correct by the Guarantor and shall include a liquidity verification, which statements shall be updated and provided to Lender on annual basis; (iv) operating statements on the Project upon request by Lender; and (v) any and all other financial information that the Lender may reasonably request from time to time from Borrower and the Guarantor.

Section 4.4 **Financial Covenants**. Beginning December 31, 2018, and for as long as any portion of the Loan shall remain outstanding, Borrower shall at all times and for all periods maintain a Debt Service Coverage Ratio ("**DSCR**") of 1.25 to 1.00 or greater to be tested, if required by Lender, at the end of each succeeding calendar year. The DSCR shall be defined as the quotient of (a) net operating income from the operation of the Property divided by (b) the sum or aggregate amount of all debt service in connection with the Loan. Net operating income shall mean Borrower's net income from the operation of the Property calculated in accordance with the generally accepted accounting principles on a cash basis or other method approved by Lender, before income taxes; plus interest expense and depreciation; less the actual management fee paid. Within thirty (30) days

following the last day of the period being tested, Borrower agrees to furnish to Lender such documents and information as Lender may request or require in order determine whether Borrower is in compliance with the DSCR provided for herein.

Section 4.5 **Distributions**. If an Event of Default (as defined in Section 5.1 hereof) shall have occurred and be continuing, Borrower shall not make, pay or distribute to any of its members, shareholders, partners or affiliates any distributions, indebtedness repayments, consulting or any other payments of any kind whatsoever. All debts owed by Borrower to its members, shareholders, partners or affiliates shall at all times during the term of the Loan be subordinate in all respects to the Loan. Borrower agrees that all notes or other instruments evidencing any such debt shall specifically provide that such debt is subordinate to the Loan and any other indebtedness of Borrower to Lender.

Section 4.6 **Notice of Defaults Under this Agreement and Other Credit Arrangements**. Borrower shall give prompt notice to Lender of any defaults by Borrower hereunder or under any other Loan Document, and of any notice of default received by Borrower under any other credit arrangement of Borrower.

Section 4.7 **Existence, Properties, etc.** Borrower shall:

(a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, businesses and franchises and comply with all laws applicable to them;

(b) at all times maintain, preserve and protect or cause to be maintained, preserved and protected all franchises and trade names related to its business and preserve all the remainder of its property used or useful in the conduct of its business and keep or cause to be kept the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times;

(c) at all times, keep and cause to be kept its insurable properties adequately insured and maintain or cause to be maintained (i) bond coverages and insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar business, (ii) necessary workmen's compensation insurance, and (iii) such other insurance as may be required by law or as may be reasonably required in writing by Lender; and

(d) not modify or amend its certificate of formation or operating agreement without first obtaining Lender's written consent.

Section 4.8 **Payment of Indebtedness, Taxes, etc.** Borrower shall: (a) pay or cause to be paid all of its indebtedness and obligations promptly and in accordance with normal terms; and (b) pay and discharge or cause to be paid and discharged promptly and before the same shall become in default, all taxes, assessments and governmental charges or levies imposed upon it, or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof.

Section 4.9 **Maintenance of Books and Records**. Borrower shall maintain a system of accounting and proper books of record and account, in accordance with generally accepted accounting principles, and will set aside on its books all proper and adequate reserves for taxes, depreciation, depletion, obsolescence, loan losses, amortization, contract cancellations, defaults or other breaches of contract and otherwise as may be appropriate in accordance with said principles.

Section 4.10 **Maintenance of Accounts**. At all times during the term of the Loan, Borrower shall maintain all of its operating and deposit accounts with Lender.

Section 4.11 **Further Assurances**. Borrower shall do, make, execute, record and deliver, or will cause to be done, made, executed, recorded and delivered, all such additional and further acts, deeds, assurances and instruments as Lender may reasonably require to effect, confirm, assure to or more completely to vest in Lender the rights, remedies, liens and conveyances intended to be granted or conveyed to Lender under this Agreement, the Note, the other Loan Documents, or in the Collateral, including without limitation, estoppel certificates stating that the Loan is in full force and effect and that there are no defenses or offsets thereto.

ARTICLE V.
Negative Covenants

Until the Loan has been paid in full, Borrower shall not:

Section 5.1 **No Liens; Exceptions.** Create, incur, assume or suffer to exist any lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired, other than Permitted Liens, as herein defined. **"Permitted Liens"** means any of the following:

(a) Liens at any time existing in favor of the Lender (including liens securing the Loan);

(b) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon the Property, which Lien is fully subordinate to the Mortgage, is disclosed to Lender and is being contested by the Borrower in good faith, and Borrower is diligently pursuing such contest to completion, and adequate reserves, as determined by Lender, are being maintained therefor;

(c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received in respect of property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal;

(d) Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent;

(e) Permitted Encumbrances and those liens disclosed in the UCC searches, if any ordered or conducted by Lender in its underwriting review and ultimate decision whether or not to make the Loan available to Borrower.

Section 5.2 **Merger, Consolidation, Etc.** Enter into any merger, consolidation or similar transaction, or, except in the ordinary course of business or as otherwise expressly permitted herein, sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of the Lender, which may be granted or refused by Lender in Lender's sole but reasonable discretion.

Section 5.3 **Transfer of Interest.** Except as otherwise expressly permitted herein, permit the transfer of any of the membership interests in Borrower without Lender's prior written consent, which consent may be granted or refused by the Lender in Lender's sole and absolute discretion.

Section 5.4 **Single Purpose.** Engage in any business other than the ownership, financing, leasing, and disposition of the Improvements, without Lender's prior written consent.

ARTICLE VI.
Default and Remedies Upon Default

Section 6.1 **Events of Default.** The occurrence of any of the following events shall constitute an Event of Default hereunder (**"Event of Default"**) if left uncured for a period of thirty (30) days, unless a different period of time is expressly provided herein, after written notice of the occurrence of such event is provided by Lender to Borrower clearly describing such event that, if left uncured for thirty (30) days would constitute and Event of Default:

(a) If the Mortgage or any of the other Loan Documents shall not provide Lender with first priority liens (except as set forth on **Exhibit B** and any Permitted Liens) on the real property, fixtures, improvements and personal property covered thereby;

(b) If the Project is encumbered with respect to any material amount without the prior written consent of Lender;

(c) (i) If a petition in bankruptcy is filed by or against Borrower or any Guarantor, or a receiver or trustee of any of the property of Borrower or any Guarantor; or (ii) if Borrower or any Guarantor files a petition or an answer seeking reorganization under any of the provisions of the bankruptcy law or of any other law, state or federal, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or admitting the material allegations of a petition filed against it or him or her in any proceeding under any such law; or (iii) if Borrower or any Guarantor shall take any corporate, partnership or other action for the purpose of effecting any of the foregoing, or enters into or consents to an arrangement with creditors, or make an assignment for the benefit of creditors, or is adjudged insolvent by any state or federal court of competent jurisdiction; or (iv) if Borrower or any Guarantor admits in writing its or his or her inability to pay its or his or her debts as they mature; or (v) if an order, judgment, or decree shall be entered without the application, approval or consent of the debtor by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or any Guarantor of all or a substantial part of the properties or assets of Borrower or any Guarantor or appointing or ordering a receiver, trustee or liquidation of Borrower or any Guarantor; provided, however, that Borrower or any such Guarantor, as applicable, shall have sixty (60) days to have dismissed of record any involuntary petition filed against it or him or her;

(d) If any claim, allegation or litigation shall be made or filed against Borrower, which claim, allegation or litigation is determined by Lender, in its sole but reasonable judgment, to be material to Borrower's financial condition or ability to repay the Loan, or if any final judgment in excess of $25,000.00 which is not covered by insurance shall be entered against Borrower by a court of competent jurisdiction;

(e) If Borrower fails to comply with any requirement of any governmental authority having jurisdiction within ten (10) days after the expiration of any time period contained in the notice of such requirement given to Borrower;

(f) If Borrower fails (i) to make any scheduled payment of interest or principal under the terms of the Note on or before the due date thereof, or (ii) to pay any other sum due, whether by acceleration or otherwise, under the terms of any Loan Document within ten (10) days after written demand therefor by Lender (in each case, a "Monetary Default");

(g) Intentionally Deleted;

(h) If any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowing hereunder shall prove to be false or misleading in any material respect when made or if any representation or warranty made herein or in any of the other Loan Documents shall prove to be false or misleading in any material respect when made;

(i) If there shall occur any default with respect to any indebtedness of Borrower in excess of $50,000.00 (other than the Note) or in the performance of any other obligation incurred in connection with any indebtedness for borrowed money of Borrower in excess of $50,000 or Guarantor in excess of $1,000,000.00 if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity, or if any such indebtedness shall not be paid when due;

(j) If any action whatsoever shall be taken, or if there shall be any occurrence, which could or does have the effect of terminating, dissolving or winding-up the business of Borrower;

(k) If there is a material adverse change in the financial condition of Borrower or Guarantor and such change is likely to have an adverse effect on the ability of Borrower or Guarantor to perform their respective obligations (whether actual, contingent or otherwise) under the Loan Documents or the Guaranty;

(l) If an "Event of Default" occurs under the Note, the Mortgage or any other Loan Document;

(m) Intentionally Deleted;

(n) Unless a notice and cure period already exists, if Borrower fails to observe or perform any other covenant or agreement under this Agreement, the Note, the Mortgage or any of the other Loan Documents and fails to remedy such failure within thirty (30) days after delivery by Lender of written notice of such failure;

(o) If any of the Negative Covenants in Article V are violated.

Section 6.2 **Remedies**. Upon the occurrence of any one or more of the Events of Default listed above which shall continue beyond the notice and cure period provided for herein, then, or at any time thereafter, Lender may, but without further notice to any person or entity, declare the unpaid principal of and interest and other charges on the Loan immediately due and payable, together with any other liabilities of Borrower to Lender, and such amounts thereupon shall become immediately due and payable, without presentment, demand, protest, notice of protest or notice of any kind, all of which are hereby expressly waived by Borrower, and if all such amounts are not immediately paid in full, Lender may exercise all rights given to it under the laws of the State of Alabama and any other state and under this Agreement, the Note, the Mortgage and the other Loan Documents, including without limitation, foreclosure of the Mortgage, and/or the filing of actions in law or in equity. Upon the occurrence and continuance of any one or more of the above-listed Events of Default, all obligations on the part of Lender to make loans and advances hereunder shall, if Lender so elects, cease and terminate; provided, however, that Lender may, in its sole discretion, make additional advances without becoming liable to make any other advances, notwithstanding anything to the contrary contained or implied herein or in any other Loan Document.

Section 6.3 **Setoff**. Lender is hereby given a continuing lien as additional security for the Note and all other liabilities of Borrower to Lender upon any and all moneys, securities and other property of Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to Lender from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Lender at any time existing, and upon the occurrence and continuance of any Event of Default hereunder, Lender may apply or set off the same against the liabilities secured by the Mortgage and other Loan Documents.

ARTICLE VII.
Miscellaneous

Section 7.1 **Liabilities Defined**. The term "liabilities," wherever used herein, shall mean all indebtedness, liabilities and obligations of Borrower to Lender, whether joint or several, matured or unmatured, liquidated or unliquidated, direct or indirect, primary or secondary, absolute or contingent, arising in connection with the Loan and whether arising by contract, operation of law or otherwise, and all extensions, modifications and renewals thereof, whether incurred or given as maker, endorser, guarantor, surety or otherwise, including without limitation, the indebtedness evidenced by the Note or any modification, amendment, renewal or replacement thereof or therefor.

Section 7.2 **Delay; No Waiver**. Unless otherwise expressly provided herein, no delay or failure of Lender to exercise any option or right herein given or reserved shall constitute a waiver of such option or right or estop Lender thereafter to exercise the same or any other option or right at any time, and Lender's payment or contracting to pay anything Borrower has herein agreed to pay shall not constitute a waiver of the default of Borrower in failing to make any such payment. A waiver by Lender of any option or right herein given or reserved on any one occasion shall not be deemed a waiver of said option or right on any future occasion. Lender may in its discretion extend the time of payment of the principal evidenced and secured by the Note and other Loan Documents.

Section 7.3 **No Partnership or Joint Venture**. Notwithstanding anything to the contrary herein contained or implied, Lender, by this Agreement, or by any action pursuant thereto or hereto, shall not be deemed a partner, joint venturer or participant in the venture with Borrower, and

Borrower hereby indemnifies and agrees to defend and hold Lender harmless (including the payment of reasonable attorneys' fees) from any and all damages resulting from such a construction of the parties' relationship. The requirements herein, and the restrictions imposed in this Agreement, are for the sole protection and benefit of Lender.

Section 7.4 **Assignments by Borrower**. Lender may assign this Loan or any parts hereof. Borrower shall not assign or delegate this Agreement or any of their rights or duties hereunder without the prior written consent of Lender. In the event of such assignment by Borrower with Lender's consent, Borrower shall execute, or cause the execution of, all documents necessary or appropriate to continue the full force and effect of the Note and other Loan Documents.

Section 7.5 **Modifications; Waiver**. Unless otherwise expressly provided herein, neither this Agreement nor any provision hereof may be changed, modified, amended, waived, discharged, abandoned or terminated except by an instrument in writing signed by the party against whom enforcement of the change, modification, amendment, waiver, discharge, abandonment or termination is sought. In the event that Lender shall waive in writing any provision or requirement hereunder, such waiver shall be effective only for the specific purposes, circumstances and duration stated in said waiver.

Section 7.6 **Remedies Cumulative**. No right or remedy conferred upon Lender in this Agreement is intended to be exclusive of any other right or remedy contained in the Note, this Agreement, or any other Loan Document, and every such right or remedy shall be cumulative and in addition to every other right or remedy contained herein or therein or now or hereafter available to Lender at law, in equity, by statute or otherwise.

Section 7.7 **Invalid Provisions; No Conflict**. If any of the provisions of this Agreement, the Note, or the other Loan Documents or the application thereof to any person, entity or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of said documents and instruments, or the application of such provision or provisions to persons, entities or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. No provision of this Agreement, the Note or the other Loan Documents shall be deemed in conflict with any other provision hereof or thereof, and Borrower acknowledges that no such provision or any interpretation thereof shall be deemed to diminish the rights of Lender, any assignee or the holder of the Note under the terms and conditions or any other provisions hereof or thereof. Lender may at its option exhaust its remedies hereunder, under the Note and under the other Loan Documents, either concurrently or independently, and in such order as it may determine.

Section 7.8 **Indemnification**. Borrower shall and does hereby indemnify and hold harmless Lender from and against any and all claims, charges, losses, expenses and costs, including without limitation reasonable attorneys' fees, resulting from any claims, actions or proceedings in connection with the execution, delivery and performance of this Agreement, the Note or the other Loan Documents; provided, that Borrower shall not be required to indemnify Lender for any such items resulting solely from the gross negligence or intentional misconduct of Lender. The indemnification provided in this section shall survive the payment in full of the Loan. The indemnification provided in this section and the other terms and provisions contained in this Agreement shall terminate upon the full and final payment of the Note without any additional action being needed to effect such termination.

Section 7.9 **Headings; Under Seal; Entire Agreement**. Articles and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be used to construe any provision hereof or for any other purpose. This Agreement is intended to be under the seal of all parties hereto and to have the effect of a sealed instrument in accordance with the law. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the parties, supersedes all prior agreements and understandings related to the subject matter hereof and thereof, and may not be amended except by written agreement between Borrower and Lender.

Section 7.10 **No Third-Party Beneficiaries**. There are no third-party beneficiaries to this Agreement or to any of the other Loan Documents. Unless expressly stated otherwise herein or therein, all conditions to Lender's obligations to make the Loan under this Agreement are imposed solely and exclusively for the benefit of Lender. Neither Borrower nor any other person or entity shall have standing to require satisfaction of any such condition or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all such conditions, and neither Borrower nor any other person or entity shall, under any circumstances, be deemed to be a beneficiary of any conditions hereof, any or all of which conditions may be waived freely, in whole or in part by Lender at any time if, in its sole discretion, Lender deems it advisable so to do. This Agreement shall not benefit, and may not be relied upon by, any person or entity other than Borrower and Lender, unless expressly stated otherwise herein or therein.

Section 7.11 **Notices**. All notices given under this Agreement shall be in writing, shall be effective and deemed received the following business day when sent by overnight mail, upon transmission if sent by facsimile or e-mail, or the third (3rd) business day after deposited in first class United States mail, postage prepaid, return receipt requested and shall be addressed as follows, or to such other addresses as the parties may designate by like notice.

(a) If to Borrower:

Reven Housing Alabama, LLC
875 Prospect Street, Suite 304
LaJolla, California 92037
Attention: Thad Meyer

(b) If to Lender:

Southpoint Bank
3500 Colonnade Parkway, Suite 140
Birmingham, Alabama 35243
Attention: Howie Meyers

with a copy to:

Bradley Arant Boult Cummings LLP
1819 Fifth Avenue North
Birmingham, AL 35203
Attention: William C. Byrd, II

Section 7.12 **37 Properties.** Within thirty (30) days from the date hereof, unless Borrower is proceeding diligently and requires such reasonable, additional time to satisfy not to exceed fifteen (15) days, the Borrower shall cause the Bay National Title Company (the "Title Company") to provide a title update on the customary title form for such title updates for the 37 Properties, as defined below, through the date hereof (the "Title Update"). If Title Update reveals any liens or other encumbrances (other than Permitted Liens) that has a material negative impact on value of any of the 37 Properties, then Borrower shall have thirty (30) days after written notice of such material negative impact (and a reasonable justification for such material negative impact) from Lender to have title exceptions removed from Lender's loan title policy. The failure to remove such title exceptions within such cure period shall be an Event of Default hereunder. Within ten (10) days of the Lender's acceptance of the Title Update, as may be revised, the Borrower shall request in writing that the Title Company issue a title endorsement bringing the loan title policy issued by the Title Company in connection with this Loan forward to be dated effective on or about the date hereof for the 37 Properties. The failure to provide such title endorsement within such time period shall be an Event of Default hereunder. The 37 Properties are the properties listed on Exhibit C attached hereto and made a part hereof.

Section 7.13 **Participation**. The Borrower understands that the Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Loan and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Loan. Upon receiving written notice of such participation or subparticipation, the Borrower agrees that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrower, as fully as if such participant or subparticipant had made a loan directly to the Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Loan. For the purposes of this Section only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participation interest in the amount of the principal of, and interest on, the Loan. Nothing contained in this Section shall affect the Lender's right of set-off (as contained in this Agreement, the Loan Documents, or applicable law) with respect to the entire amount of the Loan, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtains by it from the Borrower or any other person under any provision of the Agreement or otherwise.

Section 7.14 **Governing Law**. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA (EXCLUDING THE CHOICE OF LAW RULES THEREOF). BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

Section 7.15 **Waiver of Jury Trial**. **BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT**

OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSEY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND BORROWER ACKNOWLEDGES THAT LENDER HAS, IN PART, BEEN INDUCED TO MAKE THE LOAN TO BORROWER IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly and properly executed by their respective duly authorized officers or members, as applicable on or as of the date first set forth above.

BORROWER:

REVEN HOUSING ALABAMA, LLC, a Delaware limited liability company

By:____________________________[SEAL]
Name: Thad Meyer
Title: Chief Financial Officer

LENDER:

SOUTHPOINT BANK, an Alabama banking corporation

By: ____________________________
Name: __________________________
Title: ___________________________

1/4389348.4
0S1124-301031

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly and properly executed by their respective duly authorized officers or members, as applicable on or as of the date first set forth above.

BORROWER:

REVEN HOUSING ALABAMA, LLC, a Delaware limited liability company

By:____________________________[SEAL]
Name: Thad Meyer
Title: Chief Financial Officer

LENDER:

SOUTHPOINT BANK, an Alabama banking corporation

By: ____________________________
Name: Hank Myers
Title: EVP

1/4389348.4
0S1124-301031

PROMISSORY NOTE

$3,793,920.00 **Birmingham, Alabama**
December 29, 2017

FOR VALUE RECEIVED, the undersigned, **REVEN HOUSING ALABAMA, LLC**, a Delaware limited liability company ("**Borrower**"), promises unconditionally to pay to the order of **SOUTHPOINT BANK**, an Alabama banking corporation ("**Lender**"), its successors or assigns, during Lender's regular business hours at Lender's offices at 3500 Colonnade Parkway, Suite 140, Birmingham, Alabama 35243, or at such other place as Lender may from time to time designate in writing to Borrower, the principal amount of **THREE MILLION SEVEN HUNDRED NINETY-THREE THOUSAND NINE HUNDRED TWENTY AND 00/DOLLARS ($3,793,920.00)**, together with interest on the unpaid principal amount outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to Lender by Borrower pursuant to this Promissory Note (this "**Note**"). The following terms shall apply to this Note:

1. **Interest Rate.** As long as there is no then existing uncured Event of Default, as hereafter defined in that certain Loan Agreement and dated as of the date hereof by and between Borrower and Lender (the "Loan Agreement") and such meaning used herein, interest on the principal balance of this Note from time to time outstanding hereunder shall accrue and be payable at a fixed rate equal to 4.25% per annum (the "**Applicable Rate**"). Interest shall be calculated on the basis of a year of 360 days, by multiplying the unpaid principal balance by the Applicable Rate, dividing the product so obtained by 360, and multiplying the quotient thereof by the actual number of days elapsed.

2. **Default Interest Rate.** Upon an Event of Default, the outstanding principal balance shall bear interest at a rate equal to five percentage (5%) points above the Applicable Rate (the "**Default Rate**"), independent of whether Lender elects to accelerate the unpaid principal balance as a result of such Event of Default. Such Default Rate shall continue, in Lender's sole discretion, until all Event of Defaults are cured.

3. **Payments.** On February 5, 2018, and on the 5th day of each month thereafter, Borrower shall pay to Lender an amortizing payment equal to $23,635.99. Each installment shall be applied first to accrued but unpaid interest and the remainder to the unpaid, outstanding principal balance. The entire unpaid, outstanding principal balance, together with accrued interest thereon, shall be due and payable in full on January 5, 2023, which payment shall be a balloon payment.

4. **Repayment Extension.** If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Alabama are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

5. **Late Charge.** Borrower shall pay to Lender a late charge equal to the greater of $10.00 or four percent (4%) of any amount, including any interest, not paid within twelve (12) days of the due date of such amount, not as a penalty, but as compensation to Lender for the cost of collecting and processing such late payment. Borrower agrees that such late charge represents a good faith reasonable estimate of the probable cost to Lender of such delinquency. Lender shall have no obligation to accept any late payment not accompanied by said late charge, but if Lender does so, Lender shall not thereby

waive its right to the late charge. Such late charge shall be in addition to, and not in lieu of, any other right or remedy Lender may have, including the right to receive principal and interest and to reimbursement of costs and expenses.

6. **Manner and Application of Payments.** All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by Lender. Each payment shall be applied first to the payment of all accrued and unpaid interest hereunder, second to the payment of the unpaid principal balance, third to the payment of all unpaid late charges (if any), and fourth, to the payment of any and all reasonable costs, fees and expenses incurred by or payable to Lender in connection with the collection or enforcement of this Note, or in any other manner which Lender may, in its sole discretion, elect from time to time.

7. **Prepayment.** Subject to the provisions of Section 25 of this Note, this Note may be prepaid in whole or in part at any time without premium or penalty, provided that each payment shall be accompanied by payment of all reasonable unpaid costs, fees, expenses and late charges, if any, which are due plus all accrued and unpaid interest due as of the date of such prepayment.

8. **Obligations.** The term "**Obligations**" shall mean the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Lender by Borrower of any nature whatsoever, including all past, present and future indebtedness and liabilities of Borrower to Lender for the payment of money (extending to the principal balance hereof and all interest, fees, late charges, expense payments, liquidation costs and attorneys' fees and expenses), whether similar or dissimilar, related or unrelated, matured or unmatured, direct or indirect, contingent or noncontingent, primary or secondary, alone or jointly with others, now due or to become due, now existing or hereafter created, and whether or not now contemplated. If more than one Obligation is outstanding, each payment may be applied to such of the Obligations as Lender shall determine in its sole discretion.

9. **Loan Documents.** The obligations of Borrower evidenced by this Note are secured by, guaranteed by, and are a part of the obligations referred to in, any loan commitment, guaranty of payment, mortgage, indemnity agreement, or any other document or agreement previously, simultaneously or hereafter executed and delivered by Borrower and/or by any other Obligor, as hereinafter defined, singly or jointly with another person or persons to Lender, in connection with this Note, whether or not this Note is specifically referred to therein (as the same may from time to time be amended, collectively, the "**Loan Documents**").

10. **Obligor.** The term "**Obligor**" shall mean, individually and collectively, Borrower, each endorser, guarantor and surety of this Note, any person who is primarily or secondarily liable for the repayment of this Note or any portion thereof and any person who has granted security for the repayment of this Note, together with such person's heirs, personal representatives, successors and assigns.

11. **Events of Default.** The principal sum evidenced by this Note, together with accrued interest, shall become immediately due and payable at the option of Lender upon the occurrence and during the continuance of any Event of Default under the terms of the Loan Agreement, as hereinafter defined, which such Events of Default are incorporated herein by reference as if set forth in full herein.

12. **Rights and Remedies upon Default.** Upon the occurrence and continuance of an Event of Default hereunder, Lender, in Lender's sole discretion and without notice to Borrower or any other Obligor, may: (a) declare the entire outstanding principal balance hereof, together with all accrued interest and all other sums due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, credits or other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, Lender or any affiliate of Lender in any capacity whatsoever, including, without limitation, any balance of any deposit account and any credits with Lender or any affiliate of Lender; (c) determine any outstanding commitments of Lender to Borrower or any other Obligor; and (d) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

13. **Remedies Cumulative.** Each right, power and remedy of Lender hereunder, under the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies. No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude Lender from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, Lender shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

14. **Collection Expenses.** If this Note is placed in the hands of an attorney for collection following the occurrence and continuance of an Event of Default hereunder, Borrower agrees to pay to Lender upon demand all costs and expenses, including, without limitation, all attorneys' fees and court costs incurred by Lender in connection with the enforcement or collection of this Note (whether or not any action has been commenced by Lender to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by Borrower contesting Lender's right to collect the outstanding principal balance hereof. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or the Default Rate, from the date of payment by Lender until repaid in full.

15. **Interest Rate after Judgment.** If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees and costs) shall bear interest at the higher of: (a) the rate of interest provided herein; (b) the Default Rate; or (c) the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered.

16. **Maximum Rate of Interest.** Notwithstanding any provision of this Note or the Loan Documents to the contrary, Borrower shall not be obligated to pay interest pursuant to this Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Note or the laws of the United States applicable to loans in such state. If any provisions of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law,

then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding pursuant to this Note. Borrower acknowledges that it has been contemplated at all times by Borrower that the laws of the State of Alabama will govern the maximum rate of interest that it is permissible for Lender to charge Borrower pursuant to this Note.

17. **Certain Waivers by Borrower.** Borrower waives demand, presentment, protest and notice of demand, of non-payment, of dishonor and of protest of this Note. Lender, without notice to or further consent of Borrower or any other Obligor and without in any respect compromising, impairing, releasing, lessening or affecting the obligations of Borrower hereunder or under any of the Loan Documents, may: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to (i) this Note, (ii) any of the Loan Documents, (iii) all or any part of any collateral or security for this Note, and/or (iv) any Obligor; (b) complete any blank space in this Note according to the terms upon which the loan evidenced hereby is made; and (c) grant any extension or other postponements of the time of payment hereof.

18. **Governing Law.** THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA (EXCLUDING THE CHOICE OF LAW RULES THEREOF). BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

19. **Commercial Purposes.** Borrower acknowledges and warrants that (a) the indebtedness evidenced by this Note is incurred for the purpose of acquiring or carrying on a business or commercial enterprise; (b) all proceeds arising from the indebtedness will be used solely in connection with such business or commercial enterprise; (c) the proceeds of such indebtedness will not be used for the purchase of registered equity securities within the purview of Regulation "U" issued by the Board of Governors at the Federal Reserve System; and (d) none of the collateral for this Note was or will be purchased primarily for personal, family or household purposes.

20. **Subsequent Holders.** In the event that any holder of this Note transfers this Note for value, Borrower agrees that except with respect to subsequent holders with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holders), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

21. **Invalidity of Any Part.** If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Note, but only to the extent of its invalidity, illegality or unenforceability. In

any event, if any such provision pertains to the repayment of the indebtedness evidenced by this Note, then and in such event, at Lender's option, the outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall become immediately due and payable.

22. **Notice.** Whenever notice may appropriately be given (or required to be given under this Note of an event occurs that could become an Event of Default if left uncured as provided under the Loan Agreement) under this Note, such notice shall be given in accordance with the provisions for notices as set forth in the Loan Agreement.

23. **Loan Agreement.** This Note is the Note referred to in the Loan Agreement. Terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events.

24. **Non-Revolving Note.** Borrower understands and agrees that the entire Loan proceeds will be advanced upon the date of execution of this Note, simultaneously herewith, and that Borrower will have no right to repay and reborrow (*i.e.*, this Note is closed-end and non-revolving).

25. **Interest Rate Swap. Intentionally Deleted.**

26. **Miscellaneous.** Time is of the essence under this Note. The paragraph headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Note and the Loan Documents, if any, constitute the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations or agreements, oral or written, with respect thereto. Lender may, with notice but without consent of Borrower, sell, assign, pledge or transfer this Note or sell, assign, transfer or grant participations in all or any part of the obligations evidenced by this Note to others at any time and from time to time, and Lender may divulge to any potential assignee, transferee or participant all information, reports, financial statements and documents obtained in connection with this Note and any other Loan Documents or otherwise. No modification, release or waiver of this Note shall be deemed to be made by Lender unless in writing signed by Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved. No course of dealing or conduct shall be effective to modify, release or waive any provisions of this Note or any of the other Loan Documents. This Note shall inure to the benefit of and be enforceable by Lender and Lender's successors and assigns and any other person to whom Lender may grant an interest in the obligations evidenced by this Note and shall be binding upon and enforceable against Borrower and Borrower's personal representatives, successors, heirs and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders. This Note may be executed in any number of counterparts, all of which, when taken together shall constitute one Note.

27. Waiver of Jury Trial.

TO THE EXTENT ALLOWED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED

OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATING TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR IN CONNECTION WITH ANY TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT ANY OF BORROWER OR LENDER OR ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN BORROWER AND LENDER IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND BORROWER ACKNOWLEDGES THAT LENDER HAS, IN PART, BEEN INDUCED TO MAKE THE EXTENSION OF CREDIT EVIDENCED BY THIS NOTE IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

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IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the day and year first above written.

CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS PROMISSORY NOTE BEFORE YOU SIGN IT.

BORROWER:

REVEN HOUSING ALABAMA, LLC, a Delaware limited liability company

By:____________________________[SEAL]
Name: Thad Meyer
Title: Chief Financial Officer

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